For Immediate Release                        CONTACT:
Thomas M. Dugan
Vice President of Finance and Treasurer
Shiloh Industries, Inc.
+1 (330) 558-2600

SHILOH INDUSTRIES REPORTS FIRST-QUARTER 2016 RESULTS

VALLEY CITY, Ohio, March 3, 2016 -- Shiloh Industries, Inc. (NASDAQ: SHLO), a leading global supplier of lightweighting, noise and vibration solutions, today reported financial results for the first-quarter 2016 results.

First Quarter 2016 Highlights:

•	Revenue for the first quarter was $251.1 million, compared with $245.9 million in the first quarter of 2015. On a constant currency basis, year-over-year revenue growth was 3.9 percent.

•	New product wins represented an expected $56 million in sales over the life-of-program.

•	Successful launch of an additional ShilohCore dash panel line in China, expanded production to over 1.1 million vehicles across multiple global platforms, and further solidified Shiloh’s global reach.

•
Gross profit was $16.0 million or 6.4 as a percent of sales, compared with $18.7 million or 7.6% as a percent of sales for the first quarter of fiscal 2015. Excluding a $5.9 million scrap metal market pricing impact ("scrap impact"), gross margin would have expanded by 145 basis points to 8.7%, representing an improvement of 110 basis points over the first quarter of 2015.

•	Adjusted EBITDA was $8.7 million, compared with $14.0 million a year ago. Adjusted EBITDA increased by 4.0 percent excluding the scrap impact.

•	Net loss per diluted share was $0.29 per share which included a negative $0.22 per share scrap impact and a negative $0.07 per share impact from non-recurring professional fees.

•	Generated $18.7 million of cash from operating activities during the quarter, an improvement compared to $2.5 million in the year ago quarter.

•	Reduced long term debt by $22.5 million during the quarter to $276.4 million.

•
Appointed Jay Potter as Senior Vice President, Chief Financial Officer in December 2015. Mr. Potter is an accomplished executive with extensive experience providing financial oversight for high-growth companies.

"During the first quarter, Shiloh's growth outpaced the global light vehicle production rate on a constant currency basis while we improved the efficiency of our launch rollouts," according to Ramzi Hermiz, president and chief executive officer. "Our recent new business awards have aligned our technology offerings with our available capacities, resulting in improved cash management and a path towards greater profitability. Our CastLight business, the most global and fastest growing of our three brand lines, has been awarded nearly 60 percent of the new business won in the first quarter," said Hermiz. "Our lightweighting strategy provides our customers with products that improve the performance and safety of their vehicles in an environmentally friendly matter. I am confident that our continued focus on operational excellence will lead us to sustainable, profitable, global growth."

Shiloh to Host Conference Call Today at 8:00 A.M. EDT
Shiloh Industries will host a conference call on Thursday, March 3rd at 8:00 A.M. Eastern Time to discuss the Company's 2016 first quarter financial results. The conference call can be accessed by dialing 1-877-407-0784, or for international callers,1-201-689-8560. Please dial-in approximately ten minutes in advance and request the Shiloh Industries first quarter conference call. A replay will be available two hours after the call and can be accessed by dialing 1-877-870-5176, or for international callers,1-858-384-5517. The passcode for the replay is 13631260. The replay will be available until March 17, 2016. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.shiloh.com.

For inquiries, please contact Thomas Dugan, Vice President Finance and Treasurer at:
investor@shiloh.com.

Non-GAAP Financial Measures
This press release includes the following non-GAAP financial measures: “EBITDA,” and “adjusted EBITDA." We define EBITDA as net income / (loss) before interest, taxes, stock compensation, depreciation and amortization. We define adjusted EBITDA as net income / (loss) before interest, taxes, stock compensation, depreciation, amortization, restructuring items and other adjustments described in the reconciliations accompanying this press release. Adjusted earnings per share exclude certain income and expense items described in the reconciliation accompanying this press release. We use EBITDA, and adjusted EBITDA as supplements to information provided in accordance with generally accepted accounting principles ("GAAP") in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented above are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Adjusted earnings per share (EPS)	Three Months Ended January 31,
	2016	2015
Income (loss) per common share (GAAP)
Diluted	$(0.29)	$0.14
Amortization of intangibles	0.02	0.02
Non-recurring professional fees	0.07	—
Acquisition fees	—	0.02
Diluted adjusted earnings (loss) per share (non-GAAP)	$(0.20)	$0.18

Adjusted EBITDA Reconciliation	Three Months Ended January 31,
	2016	2015
Net income (loss)	$(5,059)	$2,443
Depreciation and amortization	9,289	8,732
Stock compensation expense	189	199
Interest expense	4,352	1,762
Provision (benefit) for income taxes	(1,854)	627

EBITDA	6,917	13,763
Non-recurring professional fees	1,800	—
Acquisition fees	—	281
Adjusted EBITDA	$8,717	$14,044

About Shiloh Industries, Inc.

Shiloh Industries, Inc. is a leading global supplier of lightweighting, noise and vibration solutions to the automotive, commercial vehicle and industrial segments, capable of delivering solutions in aluminum, magnesium, steel and high-strength steel alloys to original equipment manufacturers and suppliers. The company offers the broadest portfolio of lightweighting solutions in the industry through their BlankLight™, CastLight™ and StampLight™ brands. Shiloh designs and manufactures components in body, chassis and powertrain systems with expertise in precision blanks, ShilohCore™ acoustic laminates, aluminum and steel laser welded blanks, complex stampings, modular assemblies, aluminum and magnesium die casting, as well as precision machined components. Shiloh has nearly 3,700 dedicated employees with operations, sales and technical centers throughout Asia, Europe and North America.

FORWARD-LOOKING STATEMENTS
Certain statements made by Shiloh in this Press Release regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.
The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements.
Listed below are some of the factors that could potentially cause actual results to differ materially from expected future results. Other factors besides those listed here could also materially affect the Company’s business.

•
The impact on historical financial statements of any known or unknown accounting errors or irregularities; and the magnitude of any adjustments in restated financial statements of the Company’s operating results.

•	The Company's ability to accomplish its strategic objectives.

•	The Company's ability to obtain future sales.

•	Changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities.

•	Costs related to legal and administrative matters.

•	The Company's ability to realize cost savings expected to offset price concessions.

•
The Company's ability to successfully integrate acquired businesses, including businesses located outside of the United States. Risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of its products.

•	Inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks.

•	Work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers.

•	The Company's dependence on the automotive and heavy truck industries, which are highly cyclical.

•	The dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions affecting car and light truck production.

•	Regulations and policies regarding international trade.

•
Financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies. Increases in the price of, or limitations on the availability of, steel, aluminum or magnesium, the Company's primary raw materials, or decreases in the price of scrap steel.

•	The successful launch and consumer acceptance of new vehicles for which the Company supplies parts.

•
The occurrence of any event or condition that may be deemed a material adverse effect under the Company’s outstanding indebtedness or a decrease in customer demand which could cause a covenant default under the Company’s outstanding indebtedness.

•	Pension plan funding requirements.

See "Part I, Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2015 for a more complete discussion of these risks and uncertainties. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this Press Release.
The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of filing this Press Release. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the SEC.

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollar amounts in thousands)

	January 31, 2016	October 31, 2015

ASSETS:
Cash and cash equivalents	$6,802	$13,100
Investment in marketable securities	151	356
Accounts receivable, net	155,324	194,373
Related-party accounts receivable	13	1,092
Prepaid income taxes	6,128	3,799
Inventories, net	60,920	58,179
Deferred income taxes	2,491	2,837
Prepaid expenses	43,136	48,267
Other assets	323	—
Total current assets	275,288	322,003
Property, plant and equipment, net	273,027	280,260
Goodwill	28,454	28,843
Intangible assets, net	18,983	19,543
Deferred income taxes	4,126	4,431
Other assets	12,827	11,509
Total assets	$612,705	$666,589
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current debt	$1,774	$2,080
Accounts payable	139,155	160,405
Other accrued expenses	32,179	34,459
Total current liabilities	173,108	196,944
Long-term debt	276,400	298,873
Long-term benefit liabilities	16,030	17,376
Deferred income taxes	5,792	6,180
Interest rate swap agreement	5,760	4,989
Other liabilities	1,298	1,312
Total liabilities	478,388	525,674
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at January 31, 2016 and October 31, 2015, respectively	—	—
Common stock, par value $.01 per share; 25,000,000 shares authorized; 17,342,017 and 17,309,623 shares issued and outstanding at January 31, 2016 and October 31, 2015, respectively	173	173
Paid-in capital	69,509	69,334
Retained earnings	116,398	121,457
Accumulated other comprehensive loss, net	(51,763)	(50,049)
Total stockholders’ equity	134,317	140,915
Total liabilities and stockholders’ equity	$612,705	$666,589

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended January 31,
	2016	2015
Net revenues	$251,055	$245,866
Cost of sales	235,074	227,189
Gross profit	15,981	18,677
Selling, general & administrative expenses	17,584	13,615
Amortization of intangible assets	564	632
Operating income (loss)	(2,167)	4,430
Interest expense	4,352	1,762
Interest income	(2)	(7)
Other (income) expense	396	(395)
Income (loss) before income taxes	(6,913)	3,070
Provision (benefit) for income taxes	(1,854)	627
Net income (loss)	$(5,059)	$2,443
Earnings (loss) per share:
Basic earnings (loss) per share	$(0.29)	$0.14
Basic weighted average number of common shares	17,342	17,215
Diluted earnings (loss) per share	$(0.29)	$0.14
Diluted weighted average number of common shares	17,342	17,255

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollar amounts in thousands)

	Three Months Ended January 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(5,059)	$2,443
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,289	8,732
Asset impairment, net	273	—
Amortization of deferred financing costs	621	149
Deferred income taxes	506	(104)
Stock-based compensation expense	189	199
Gain on sale of assets	(19)	(24)
Changes in operating assets and liabilities:
Accounts receivable	40,095	14,088
Inventories	(2,753)	(5,484)
Prepaids and other assets	5,035	445
Payables and other liabilities	(27,158)	(18,020)
Accrued income taxes	(2,330)	123
Net cash provided by operating activities	18,689	2,547
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,891)	(10,878)
Proceeds from sale of assets	135	72
Net cash used for investing activities	(1,756)	(10,806)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital leases	(212)	(207)
Proceeds from long-term borrowings	21,500	21,100
Repayments of long-term borrowings	(43,724)	(16,921)
Payment of deferred financing costs	(308)	—
Proceeds from exercise of stock options	—	52
Net cash provided by (used for) financing activities	(22,744)	4,024
Effect of foreign currency exchange rate fluctuations on cash	(487)	(730)
Net decrease in cash and cash equivalents	(6,298)	(4,965)
Cash and cash equivalents at beginning of period	13,100	12,014
Cash and cash equivalents at end of period	$6,802	$7,049

Supplemental Cash Flow Information:
Cash paid for interest	$3,747	$2,007
Cash paid for income taxes	$90	$301

Non-cash Investing and Financing Activities:
Capital equipment included in accounts payable	$2,222	$3,869